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                                                                   Exhibit 10.17

                           SOFTKEY INTERNATIONAL INC.
                         LONG TERM EQUITY INCENTIVE PLAN


                         Restated as of October 31, 1996


1.    PURPOSE; DEFINITIONS.

      A. Purpose. The purpose of the Plan is to provide selected eligible employees of, and consultants to, SoftKey International Inc., a Delaware corporation, its Subsidiaries (as defined herein) and Affiliates (as defined herein) an opportunity to participate in SoftKey International Inc.'s future by offering them long-term, performance-based and other incentives and equity interests in SoftKey International Inc. so as to retain, attract and motivate management personnel.

      B. Definitions. For purposes of the Plan, the following terms have the following meanings:

            1. "Affiliate" means a parent or subsidiary corporation, as defined in the applicable provisions (currently Section 425) of the Code.

            2. "Annual Base Salary" with respect to a participant who is a Covered Employee as of the end of the year shall mean the annual rate of base salary of such participant as in effect as of the first day of any year, without regard to any optional or mandatory deferral of base salary pursuant to a salary deferral arrangement.

            3. "Award" means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Stock Purchase Right, or Performance Share Award.

            4. "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

            5. "Board" means the Board of Directors of the Company.

            6. "Change in Control" has the meaning set forth in Section 10A.

            7. "Change in Control Price" has the meaning set forth in Section
10C.

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            8. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor.

            9. "Commission" means the Securities and Exchange Commission and any successor agency.

            10. "Committee" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with Section 2.

            11. "Company" means SoftKey International Inc., a Delaware corporation.

            12. "Covered Employee" has the meaning set forth in Section 162(m)(3) of the Code.

            13. "Deep Discount Option" means an Option described in Section 5B.1 and Section 5B.3.

            14. "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

            15. "Disinterested Person" has the meaning set forth in Rule 16b-3(d)(3) under the Exchange Act and any successor definition adopted by the Commission.

            16. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor.

            17. "Fair Market Value" means as of any given date:

                  (a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the closing sale price for the Stock or the closing bid, if no sales are reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                  (b) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                  (c) In the absence of an established market for the Stock, as determined in good faith by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other cor-


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porations in the same or a similar line of business.

            18. "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

            18A "Non-Employee Director" has the meaning set forth in Rule 16b-3 under the Exchange Act and any successor definition adopted by the Commission.

            19. "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option or a Deep Discount Option.

            20. "Outside Director" has the meaning set forth in Section 162(m).

            21. "Option" means an Option granted under Section 5.

            22. "Performance Share" means the equivalent, as of any time such assessment is made, of the Fair Market Value of one share of Stock.

            23. "Performance Share Award" means an Award under Section 9.

            24. "Plan" means this SoftKey International Inc. Long Term Equity Incentive Plan, as amended from time to time.

            25. "Pre-tax Profit" shall mean the net profit before income taxes of the Company for each year determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants.

            26. "Restricted Stock" means an Award of Stock subject to restrictions, as more fully described in Section 7.

            27. "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

            28. "Section 162(m)" means Section 162(m) of the Code, as amended from time to time, and any successor provision.

            29. "Stock" means the Common Stock, $0.01 par value, of the Company, and any successor security.

            30. "Stock Appreciation Right" means an Award granted under Section
6.

            31. "Stock Purchase Right" means an Award granted under Section 8.

            32. "Subsidiary" has the meaning set forth in Section 425 of the Code.


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            33. "Termination" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, with or without cause, an employee of, or a consultant to, the Company, or a Subsidiary or Affiliate of the Company, such that such participant is neither an employee of, or a consultant to, the Company, a Subsidiary, or any Affiliate.

2.    ADMINISTRATION.

      A. Committee. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board comprised of not less than two members (i) each member of which shall be, to the extent required to comply with Rule 16b-3 and unless the Committee determines that Rule 16b-3 is not applicable to the Plan, a Non-Employee Director, and (ii) each member of which shall be, to the extent required to comply with Section 162(m) and unless the Committee determines that Rule 162(m) is not applicable to the Plan, an Outside Director. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee and (ii) so long as not otherwise required for the Plan to comply with Rule 16b-3 (unless the Committee determines that Rule 16b-3 is not applicable to the Plan) and so long as not otherwise required for the Plan to comply with Section 162(m) (unless the Committee determines that Section 162(m) is not applicable to the Plan), may delegate to one or more officers or directors of the Company authority to grant Awards to persons who are not subject to Section 16 of the Exchange Act with respect to Stock and who are not Covered Employees. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

      B. Authority. The Committee shall grant Awards to eligible employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

            1. Select the officers, other employees and consultants to whom Awards may be granted;

            2. Determine whether and to what extent Awards are to be granted under the Plan;

            3. Determine the number of shares to be covered by each Award granted under the Plan;

                  (a) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee;


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                  (b) determine to what extent and under what circumstances any
Award payments may be deferred by a Plan participant; and

            4. Make adjustments in the Performance Goals (as hereinafter defined) in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

      C. Committee Determinations Binding. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, interpret the terms and provisions of the Plan, any Award, any Award Agreement and otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.

3. STOCK SUBJECT TO PLAN.

      A. Number of Shares. The total number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan shall be 7,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 7,000,000 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards; provided that, to the extent required for the Plan to comply with Rule 16b-3, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock, the number of shares with respect to such Awards shall not be available for Awards hereunder unless dividends paid on such shares are also forfeited, canceled, exchanged or surrendered. If any shares of Stock subject to an Award are repurchased by the Company, the shares issuable under such Award shall again be available for issuance in connection with Awards other than Options and Stock Appreciation Rights. To the extent an Award is paid in cash, the number of shares of Stock representing, at Fair Market Value on the date of the payment, the value of the cash payment shall not be available for later grant under the Plan.

      B. Individual Limits. In any year during the term of this Plan (commencing January 1, 1995), no Plan participant can receive stock-based Awards including Options, Stock Appreciation Rights which are granted without reference to an Option, Restricted Stock, Stock Purchase Rights and Performance Shares, relating to shares of Stock which in the aggregate exceed 20% of the total number of shares of Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.


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      C. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off, sale of substantial assets or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number and kind of shares of Stock reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Options, in the number, kind and purchase price of shares subject to outstanding Stock Purchase Rights and in the number and kind of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee in its sole discretion; provided that the number and kind of shares subject to any Award shall always be rounded down to the nearest whole number; and provided further that with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424 of the Code. Such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

4. ELIGIBILITY.

      Awards may be granted to officers and other employees of, and consultants to, the Company, its Subsidiaries and its Affiliates (excluding any person who serves only as a director).

5. STOCK OPTIONS.

      A. Types. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any Plan participant Incentive Stock Options, Deep Discount Options, Non-Qualified Stock Options, or any type of Option (in each case with or without Stock Appreciation Rights). No more than 625,000 shares may be subject to Deep Discount Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 425 of the Code) or its Subsidiaries. Any portion of an Option that does not qualify as an Incentive Stock Option shall constitute a Non-Qualified Stock Option.

      B. Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

            1. Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted, no Deep Discount Option shall be exercisable more than 15 years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than 11 years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

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      2. Grant Date. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to do so, the date of grant shall be the date of action taken by the Committee to grant the Option; provided that no Option may be exercised prior to execution of the applicable Award Agreement. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

      3. Exercise Price. The exercise price per share of Stock purchasable under a Non-Qualified Stock Option shall be equal to at least 50%, and not more than 100%, of the Fair Market Value on the date of grant, provided that no Option granted to an employee whom the Committee determines is likely to be a Covered Employee at the end of the year shall have an exercise price below 100% of Fair Market Value on the date of grant. The exercise price per share of Stock purchasable under a Deep Discount Option shall be equal to at least 10% (or such other minimum price as may be established by the Internal Revenue Service as a "safe harbor" against constructive receipt of income upon grant of the Option by the recipient of the Option), and not more than 40%, of the Fair Market Value on the date of grant, provided that no Deep Discount Option may be granted to an employee who the Committee determines is likely to be a Covered Employee at the end of the year. The exercise price per share of Stock purchasable under an Incentive Stock Option shall be equal to at least the Fair Market Value on the date of grant; provided that if at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

      4. Exercisability. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at the time of grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

      5. Method of Exercise; Payment. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of Shares being purchased, accompanied by payment of the exercise price for the shares. The Committee, in its discretion, may elect at the time of Option exercise that any Non-Qualified Stock Option be settled in cash rather than Stock.

      6. No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.


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6.    STOCK APPRECIATION RIGHTS.

      A. Relationship to Options; No Payment by Participant. A Stock Appreciation Right may be awarded either (i) with respect to Stock subject to an Option held by a participant or (ii) without reference to an Option. If an Option is an Incentive Stock Option, a Stock Appreciation Right granted with respect to such Option may be granted only at the time of grant of the related Incentive Stock Option, but if the Option is a Non-Qualified Stock Option, the Stock Appreciation Right may be granted either simultaneously with the grant of the related Non-Qualified Stock Option or at any time during the term of such related Non-Qualified Stock Option. No consideration shall be paid by a participant with respect to a Stock Appreciation Right.

      B. When Exercisable. A Stock Appreciation Right shall be exercisable at such times and in whole or in part, each as determined by the Committee, subject, with respect to Plan participants subject to Section 16(b) of the Exchange Act, to Rule 16b-3. Any exercise by the participant of a Stock Appreciation Right for cash shall be made only during the window period specified in Rule 16b-3(e)(3)(iii) and any successor rule (the "Window Period"), unless the Committee determines that Rule 16b-3 is not applicable to the Plan. If a Stock Appreciation Right is granted with respect to an Option, unless the Award Agreement otherwise provides, the Stock Appreciation Right may be exercised only to the extent to which shares covered by the Option are not at the time of exercise subject to repurchase by the Company.

      C. Effect on Related Right; Termination of Stock Appreciation Right. If a Stock Appreciation Right granted with respect to an Option is exercised, the Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Stock Appreciation Right was exercised. Upon the exercise or termination of an Option, related Stock Appreciation Rights shall terminate to the extent of the number of shares as to which the Option was exercised or terminated, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the number of shares covered by exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right granted independently from an Option shall terminate and shall be no longer exercisable at the time determined by the Committee at the time of grant, but not later than 10 years from the date of grant. Upon the Termination of the participant, a Stock Appreciation Right granted with respect to an Option shall be exercisable only to the extent to which the Option is then exercisable.

      D. Form of Payment Upon Exercise. Despite any attempt by a Plan participant to elect payment in a particular form upon exercise of a Stock Appreciation Right, the Committee, in its discretion, may elect to cause the Company to pay cash, Stock, or a combination of cash and Stock upon exercise of the Stock Appreciation Right.


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      E. Amount of Payment Upon Exercise. Upon the exercise of a Stock
Appreciation Right, the Plan participant shall be entitled to receive one of the following payments, as determined by the Committee under Section 6D. hereof:

            1. Stock. That number of whole shares of Stock equal to the number computed by dividing (A) an amount (the "Stock Appreciation Right Spread"), rounded to the nearest whole dollar, equal to the product computed by multiplying (x) the excess of (1) if the Stock Appreciation Right may only be exercised during the Window Period, the highest Fair Market Value on any day during the Window Period, and otherwise, the Fair Market Value on the date the Stock Appreciation Right is exercised, over (2) the exercise price per share of Stock of the related Option, or in the case of a Stock Appreciation Right granted without reference to an Option, such other price as the Committee establishes at the time the Stock Appreciation Right is granted, by (y) the number of shares of Stock with respect to which a Stock Appreciation Right is being exercised by (B) (1) if the Stock Appreciation Right may only be exercised during the Window Period, the highest Fair Market Value during the Window Period in which the Stock Appreciation Right was exercised, and (2) otherwise, the Fair Market Value on the date the Stock Appreciation Right is exercised; plus, if the foregoing calculation yields a fractional share, an amount of cash equal to the applicable Fair Market Value multiplied by such fraction (such payment to be the difference of the fractional share); or

            2. Cash. An amount in cash equal to the Stock Appreciation Right Spread; or

            3. Cash and Stock. A combination of cash and Stock, the combined value of which shall equal the Stock Appreciation Right Spread.

7. RESTRICTED STOCK.

      Shares of Restricted Stock shall be subject to the following terms and conditions:

      A. Price. Plan participants awarded Restricted Stock, within 45 days of receipt of the applicable Award Agreement, which in no event shall be later than ten (10) days after the Award grant date, shall pay to the Company, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. If such payment is not made and received by the Company by such date, the Award of Restricted Stock shall lapse.

      B. Restrictions. Subject to the provisions of the Plan and the Award Agreement, during a period set by the Committee, commencing with, and not exceeding 10 years from, the date of such award (the "Restriction Period"), the Plan participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on


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service, performance or such other factors or criteria as the Committee may determine.

      C. Dividends. Unless otherwise determined by the Committee, cash dividends with respect to shares of Restricted Stock shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

      D. Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 7B., upon termination of a Plan participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

      E. Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 7, (i) all awards of Restricted Stock granted pursuant to this Section 7 to participants who are employees whom the Committee determines are likely to be Covered Employees at the end of the year shall have restrictions which will lapse contingent on the attainment of performance goals based on the attainment of an amount of Pre-tax Profit of the Company during a tax year and (ii) in no event shall the grant of Restricted Stock in any fiscal year be made to an employee whom the Committee determines is likely to be a Covered Employee at the end of the year with a Fair Market Value as of the date of grant which exceeds the lesser of (i) 100% of such Participant's Annual Base Salary and (ii) $500,000.

      F. Time and Form of Payment. In the case of Plan participants who are Covered Employees as of the end of the year, unless otherwise determined by the Committee, shares of Restricted Stock shall be released from restrictions only after achievement of the applicable performance goals has been certified by the Committee.

8. STOCK PURCHASE RIGHTS.

      A. Price. The Committee may grant Stock Purchase Rights which shall enable the recipients to purchase Stock at a price equal to not less than 50%, and not more than 100%, of Fair Market Value on the date of grant.

      B. Exercisability. Stock Purchase Rights shall be exercisable for a period determined by the Committee not exceeding 30 days from the date of grant. The Committee, however, may provide that, if required under Rule 16b-3, Stock Purchase Rights granted to persons subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date and shall then be exercisable for 10 trading days at the purchase price specified by the Committee in accordance with Section 8A.

      C. Special Provisions Regarding Awards. In no event shall any awards be granted under this Section 8 to an employee who the Committee determines is likely to be a Covered Employee at the end of the year.

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9. PERFORMANCE SHARES.

      A. Awards. The Committee shall determine the nature, length (which shall in no event be greater than 10 years) and starting date of the performance (the "Performance Period") for each Performance Share Award. The consideration payable to a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided that the amount of consideration may be zero and may in no event exceed 50% of a Plan participant's Annual Base Salary at the time of grant. The Committee shall determine the performance objectives to be used in awarding Performance Shares (the "Performance Goals") and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may constitute Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine or amounts equivalent to dividends paid shall be payable with respect to Performance Share Awards. In addition to the provisions set forth in Section 11J., the Committee, in its discretion, may modify the terms of any Performance Share Award (except for those Participants who are Covered Employees), including the specification and measurement of performance goals.

      B. Termination of Employment. Except as otherwise provided in the Award Agreement or determined by the Committee, in the event of Termination during a Performance Period for any reason, then the Plan participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

      C. Form of Payment. Payment shall be made in the form of cash or whole shares of Stock as the Committee, in its discretion, shall determine.

      D. Special Provisions Regarding Awards. In no event shall any awards be granted under this Section 9 to an employee whom the Committee determines is likely to be a Covered Employee at the end of the year.

10. CHANGE IN CONTROL.

      A. Definition of "Change in Control". For purposes of Section 1B., a "Change in Control" means the occurrence of either of the following:

            1. Any "person", as such term is used in Sections 13(d) and 14(d) of the

Exchange Act (other than the Company, a Company Subsidiary, a Company Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing 35% or more of the combined voting power of the then outstanding securities of the Company or such successor; or

            2. At any time that the Company has registered shares under the Exchange Act, at least 40% of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board in office prior to the time of such first election; or

            3. The dissolution of the Company or liquidation of more than 50% in value of the Company or a sale of assets involving 50% or more in value of the assets of the Company, (x) any merger or reorganization of the Company whether or not another entity is the survivor, (y) a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (z) any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

      B. Impact of Event. Except as expressly provided in any Award agreement, in the event of a "Change in Control" as defined in Section 10A, the following provisions shall apply:

            1. Any Stock Appreciation Rights and Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested; provided, that in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred;

            2. The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse and such Restricted Stock shall become fully vested;

            3. The value (net of any exercise price and required tax withholdings) of all outstanding Options, Stock Appreciation Rights, Restricted Stock, and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price," as defined in Section 11C., as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control;

            4. Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met; provided, however, that the foregoing provision shall only apply, with respect to the events described in
Section 10A.1, 10A.3(x),

10A.3(z), and 10A.4, if and to the extent so specifically determined by the Committee in the exercise of the Committee's discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made.

      C. Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on any established stock exchange, national market system or other established market for the Stock, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

11. GENERAL PROVISIONS.

      A. Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of Performance Goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Committee shall determine. Performance Goals may vary from Plan participant to Plan participant and among groups of Plan participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity (except as otherwise required for Plan participants who are Covered Employees as of the end of the year in order to comply with Section 162(m)). The other provisions of Awards also need not be the same with respect to each recipient. Unless otherwise specified in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

      B. Types of Shares. The Committee, in its discretion, may determine at the time of an Award that in lieu of Stock there shall be issuable under, or applicable to the measurement of, any Award any of the following: (i) Restricted Stock; (ii) shares of any series of common stock of the Company other than Stock and shares of any series of common stock of any Subsidiary or Affiliate of the Company ("Common Shares"); or (iii) shares of any series of preferred stock of the Company ("Preferred Shares"); provided that (A) with respect to shares issuable upon exercise of Incentive Stock Options, Common Shares and Preferred Shares shall be limited to shares of any Subsidiary authorized as of the date the Plan is approved by the Board and (B) with respect to shares issuable upon exercise of Deep Discount Options, Non-Qualified Stock Options and Stock Appreciation Rights, Common Shares and Preferred Shares shall be limited to shares of any Subsidiary or Affiliate of the Company. In such event, the Committee shall determine the number of shares of Stock equivalent to such Restricted Stock, Common Shares or Preferred Shares for the purpose of calculating the shares of Stock issued under the Plan; provided that a Common Share or a Preferred Share in no event shall be deemed equal to less than one share of Stock.

      C. Award Agreement. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement specifying the date of grant and the terms and conditions of the Award.

      D. Certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed, any national market system over which the Stock is then quoted and any applicable federal, state or foreign securities law.

      E. Termination. With respect to Awards (other than Options), in the event of Termination for any reason other than death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within 90 days after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. With respect to Options, in the event of Termination for any reason other than death or Disability, Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part within 90 days after the date of Termination, or such other period (which may be longer or shorter than 90 days) which shall be specified in the Award Agreement (but in no event shall any Option remain exercisable after the expiration date of such Option). If Termination is due to death or Disability, or a participant dies or becomes disabled within the period that the Award remains exercisable or payable, as the case may be, after Termination, only Awards (including Options) held at the date of death or Disability (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of Disability, by the participant's personal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within 18 months after the death or one year after the Disability, as the case may be, of the participant (or such other period which shall be specified in the Award Agreement, but in no event shall any Award remain exercisable after the expiration of such Award). In the event of Termination by reason of the participant's retirement (as determined in the exercise of the Committee's sole discretion), Awards (including Options) may be exercised in whole or in part at any time within two years after the date of Termination (or such other period which shall be specified in the Award Agreement, but in no event shall any Award remain exercisable after the expiration date of such Award).

      F. Delivery of Purchase Price. Plan participants shall make all or any portion of any payment due to the Company with respect to the consideration payable for, upon exercise of, or for federal, state, local or foreign tax payable in connection with, an Award by delivery of cash; and if and only to the extent authorized by the Committee, all or any portion of such payment may be made by delivery of any property (including without limitation a promissory note of the participant or shares of Stock or other securities and, in the case of an Option, surrender of shares issuable upon exercise of that Option) other than cash, so long as, if applicable, such property constitutes valid consideration for the Stock under applicable law. To the extent participants may make payments due to the Company upon grant or exercise of Awards by the delivery of shares of Stock or other securities, the Committee, in its discretion, may permit participants constructively to deliver for any such payment securities of the Company held by the participant for at least three months. Constructive delivery shall be effected by (i) identification by the participant of shares intended to be delivered constructively, (ii) confirmation by the Company of participant's ownership of such shares (for example, by reference to the Company's stock records, or by some other means of verification) and (iii) if applicable, upon exercise, delivery to the participant of a certificate for that number of shares equal to the number of shares for which the Award is exercised less the number of shares constructively delivered.

      G. Tax Withholding. If and to the extent authorized by the Committee in its discretion, a person who has received an Award or payment under an Award may make an election to deliver to the Company a promissory note of the Plan participant on the terms set forth in Section 11F or to have shares of Stock or other securities of the Company withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company.

            1. Such election shall be irrevocable;

            2. Such election shall be subject to the disapproval of the Committee;

            3. In the case of participants subject to Section 16(b) of the Exchange Act, the election and the exercise of the Award may not be made within six months after the grant of the Award (and in the case of a Stock Appreciation Right, any related Award) to be exercised (except that this limitation shall not apply in the event of death or Disability of such person before the six-month period expires); and

            4. In the case of participants subject to Section 16(b) of the Exchange Act, such election may be made either (A) at least six months before the date that the amount of tax to be withheld in connection with such exercise is determined or (B) in any ten-day period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings.

Any shares or other securities so withheld or tendered will be valued by the Committee as of the date they are withheld or tendered; provided, that Stock shall be valued at the Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company. Unless the Committee permits otherwise, the Plan participant shall pay to the

Company in cash, promptly when the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result from the lapse of restrictions imposed upon an Award or upon exercise of an Award or from a transfer or other disposition of shares acquired upon exercise or payment of an Award or otherwise related to the Award or the shares acquired in connection with an Award.

      H. Transferability. Unless otherwise provided in an Award Agreement, no Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution, and, during the life of the participant, an Award shall be exercisable, and any elections with respect to an Award shall be made, only by the Plan participant or such participant's guardian or legal representative.

      I. Rights of First Refusal. At the time of grant, the Committee may provide in connection with any Award that the shares of Stock received as a result of such Award shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value subject to such other terms and conditions as the Committee may specify at the time of grant

      J. Adjustment of Awards; Waivers. The Committee may adjust the Performance Goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events, or circumstances in order to avoid windfalls or hardships, (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions and (iv) in any other manner determined in its discretion. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Plan participant.

      K. Election to Defer Payment. To the extent, if any, permitted by the Committee, a Plan participant may elect, at such time as the Committee may in its discretion specify, to defer payment of all or a portion of an Award.

      L. Non-Competition. The Committee may condition the Committee's discretionary waiver of a forfeiture or vesting acceleration at the time of Termination of a Plan participant holding any unexercised or unearned Award or the waiver of restrictions upon any Award upon a requirement that such participant agree to and actually (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available, unless such participant shall have died, for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

      M. Dividends. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of

Stock are available under Section 3 for such reinvestment (taking into account then outstanding Awards).

      N. Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement or representations by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement or representations shall have been effected or obtained free of any conditions not acceptable to the Committee.

      O. Rights as Stockholder. Unless the Plan or the Committee expressly specifies otherwise, a Plan participant shall have no rights as a stockholder with respect to any shares covered by an Award until the participant is entitled, under the terms of the Award, to receive such shares. Subject to Sections 3B. and 7C., no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

      P. Beneficiary Designation. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

      Q. Additional Plans. Nothing contained in the Plan shall prevent the Company or a Subsidiary or Affiliate of the Company from adopting other or additional compensation arrangements for its employees.

      R. No Employment Rights. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate of the Company to terminate the employment of any employee at any time.

      S. Interpretation. Notwithstanding any provision of the Plan, the Plan shall always be administered, and Awards shall always be granted and exercised, in such a manner as to conform to the provisions of Rule 16b-3 and Section 162(m), unless the Committee determines that Rule 16b-3 or Section 162(m) are not applicable to the Plan. The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

      T. Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      U. Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

      V. Unfunded Status of Plan. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

      W. Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

      X. Plan Designation and Status. Notwithstanding the designation of this document as a plan for convenience of reference and to standardize certain provisions applicable to all types of Awards, each type of Award shall be deemed to be a separate "plan" for purposes of Section 16 of the Exchange Act and any applicable state securities laws.

12. AMENDMENTS AND TERMINATION.

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the Plan participant's consent. In addition, to the extent required for the Plan to comply with Rule 16b-3 or
Section 162(m) or, with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422A of the Code, the Board may not amend or alter the Plan without the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would:

      A. Except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Awards under the Plan;

      B. Except as expressly provided in the Plan, change the minimum price terms of Section 5B.3 or Section 8A;

      C. Change the class of employees and consultants eligible to participate in the Plan;

      D. Extend the maximum Option term under Section 5B. or the maximum exercise period under Section 8B.; or

      E. Materially increase the benefits accruing to participants under the Plan.

      The Board of Directors may, at any time without stockholder approval, amend the Plan and the terms of any Award outstanding under the Plan, provided that such amendment is designed to maximize federal income tax benefits accorded to Awards or, if the Committee determines that Rule 16b-3 is applicable to the Plan, to comply with Rule 16b-3 and provided further that with respect to outstanding Awards, the Plan participant consents to such amendment.

13. EFFECTIVE DATE OF PLAN.

      The Plan, and any amendments thereto, shall be effective on the date the same is adopted by the Board, but all Awards shall be conditioned upon approval of the Plan, and any amendment thereto requiring such approval, at a duly held stockholders' meeting by the affirmative vote of the holders of shares representing a majority of the voting power of the Company represented in person or by proxy and entitled to vote at the meeting.

14. TERM OF PLAN.

      No Award shall be granted on or after July 1, 2000, but Awards granted prior to July 1, 2000 (including, without limitation, Performance Share Awards for Performance Periods commencing prior to July 1, 2000) may extend beyond that date.